Exhibit 99.1

Biodesix Strengthens Financial Position with Equity Issuance and Amendment to Term Loan

Approximately $16.3 million in Common Shares Sold Under At-the-market Agreement Used to Offset Prepayment of Debt

Second Amendment to $30 Million Term Loan Provides Additional Financial Flexibility for Growth

BOULDER, CO, January 4, 2022 – Biodesix, Inc. (Nasdaq: BDSX), a leading data-driven diagnostic solutions company with a focus in lung disease, announced the sale of 3,756,994 common shares on December 30, 2021 in an at-the-market offering that raised approximately $16.3 million in gross proceeds to fund repayment of its existing term loan.

In addition, the Company entered into a Second Amendment to its $30 million 2021 Term Loan (“Second Amendment”) on December 31, 2021, which includes modifications to certain restrictive financial covenants to provide the Company additional financial flexibility over the near term to advance its strategic growth objectives.

The key terms under the Second Amendment to our $30 million 2021 Term Loan include the following:

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Consent for a $4.6 million January 2022 milestone payment under the Integrated Diagnostics APA;
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Repayment of $20 million in outstanding principal on December 31, 2021; and
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Waiver and elimination of $600,000 prepayment fee on the $20 million Term Loan repayment.

“We are pleased to complete this equity sale and amendment to our term loan that puts Biodesix in a better position to execute on our strategy,” said Scott Hutton, CEO of Biodesix. “The sale of additional equity demonstrates the continued investor confidence and belief in the importance of our product offering and pipeline, and enhances our execution efforts in scaling the business through a larger sales force. In addition, the terms of the Second Amendment to the Term Loan enhances our balance sheet and our ability to successfully implement the next stage of our growth objectives.”

About Biodesix

Biodesix is a leading data-driven diagnostic solutions company with a focus in lung disease. The Company develops diagnostic tests addressing important clinical questions by combining multi-omics through the power of artificial intelligence. Biodesix is the first company to offer eight non-invasive tests for patients with lung diseases. The blood based Nodify Lung® nodule risk assessment testing strategy, consisting of the Nodify XL2® and the Nodify CDT® tests, evaluates the risk of malignancy in incidental pulmonary nodules, enabling physicians to better triage patients to the most appropriate course of action. The blood based IQlung™ strategy for lung cancer patients integrates the GeneStrat® targeted test, the GeneStrat NGS ™ test and the VeriStrat® test to support treatment decisions across all stages of lung cancer with results in 36-72 hours, expediting time to treatment. Biodesix also leverages the proprietary and advanced Diagnostic Cortex® AI (Artificial Intelligence) platform, to collaborate with many of the world’s leading biotechnology and pharmaceutical companies to solve complex diagnostic challenges in lung disease. Biodesix launched the SARS-CoV-2 ddPCR™ test, the Platelia SARS-CoV-2 Total Ab, and the cPass ™ SARS-CoV-2 Neutralization Antibody test (cPass™ Neutralization Test Kit, GenScript, Inc,) in response to the global pandemic and virus that impacts the lung and causes COVID-19. For more information about Biodesix, visit biodesix.com.

Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors. Biodesix has based these forward-looking statements largely on its current expectations and projections about future events and trends. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Forward-looking statements may include information concerning the impact of the COVID-19 pandemic on Biodesix and its operations, it is possible or assumed future results of operations, including descriptions of its revenues, profitability, outlook and overall business strategy. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Factors that could cause actual results to differ materially from those contemplated in this press release can be found in the Risk Factors section of Biodesix’s most recent annual report on Form 10-K, filed March 16, 2021 or subsequent quarterly reports on Form 10-Q during 2021, if applicable. Biodesix undertakes no obligation to revise or publicly release the results of any revision to such forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts:

Media:

Bobbi Coffin

bobbi.coffin@biodesix.com

(303) 892-3203

Investors:

Chris Brinzey

chris.brinzey@westwicke.com

(339) 970-2843